NEW JERSEY DIVISION OF REVENUE
              RESTATED CERTIFICATE OF INCORPORATION
                               of
                 DYNASIL CORPORATION OF AMERICA

To: Treasurer, State of New Jersey

Pursuant  to  the provisions of Sections 14A:7-2(4) and  14A:9-5,
Corporations,   General,  of  the  New   Jersey   Statutes,   the
undersigned  corporation hereby executes the  following  Restated
Certificate of Incorporation:

Dated: May 6, 2005

1. The name of the corporation is Dynasil Corporation of America.

2. The purposes for which the Corporation is organized are to engage in any and all activities within the purposes for which corporations may be organized under the New Jersey Business
Corporation Act.

3.  The  Corporation  is  authorized to  issue  an  aggregate  of
35,000,000 shares, consisting of two classes, as follows: One class of stock shall be 25,000,000 authorized shares of Common Stock, par value $0.0005 per share. The other class of stock shall be 10,000,000 authorized shares of Preferred Stock, par value $0.001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted be the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors and filed pursuant to Section 14A:7-2(4) of the New Jersey Business Corporation Act.

4.   The   registered  office  of  the  Corporation  is   Dynasil
Corporation  of  America, Cooper Road and  Taunton  Avenue,  West
Berlin  Township,  Camden  County,  New  Jersey  08009  and   the
registered agent of the Corporation is Craig T. Dunham.

5. The Board of Directors at the effective date of this Restated Certificate of Incorporation consists of three (3) members elected by the Shareholders of the Corporation for a term of one
(1) year and until their respective successors are duly elected and qualified. The names and addresses of the Board of Directors at the effective date of this Restated Certificate of Incorporation are:

     James Saltzman 1508 Gypsy Hill Road, Gwynedd, PA 19437
     Craig T. Dunham 385 Cooper Road, West Berlin, NJ 08091
     David Manzi 315 Richard Mine Road, Wharton, NJ 07885

6. The duration of the Corporation is and shall be perpetual.

7. Any directorship to be filled by reason of an increase in the number of Directors may be filled either by the Board of Directors or by the Shareholders at an annual meeting or at a special meeting of Shareholders called for that purpose.

8.  The  Board  of  Directors shall  have  the  power  to  remove
Directors for cause and to suspend Directors pending a final determination that cause exists for removal.

9. Advance notice of shareholder nominations for the election of Directors shall be given in the manner provided in the Bylaws of the Corporation. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article 9 to adopt any provision inconsistent therewith.

10. Any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law, special meetings of shareholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or as otherwise provided in the Bylaws of the Corporation. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors voting together as a single class, shall be required to alter, amend or repeal this Article 10 or to adopt any provision inconsistent therewith.

11. The vote of shareholders of the Corporation required to approve any Business Combination shall be as set forth in this
Article 11. The term "Business Combination" shall have the meaning ascribed to it in (a)(B) of this Article; each other capitalized term used in this Article shall have the meaning ascribed to it in (c) of this Article.

(a)(A) In addition to any affirmative vote required by law or the Certificate of Incorporation, and except as otherwise expressly provided in (b) of this Article 11, a Business Combination shall not be consummated without the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), in each case voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by the Certificate of Incorporation or in any agreement with any national securities exchange or otherwise.

(B)  The  term "Business Combination" as used in this Article  11 shall mean:

(1) any merger or consolidation of the Corporation or any Subsidiary with (i) any Interested Shareholder or (ii) any other corporation or entity (whether or not itself an Interested Shareholder) which is, or after each merger or consolidation would be, an Affiliate of an Interested Shareholder; or

(2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of all or a Substantial Part of the assets of the Corporation or any Subsidiary; or

(3) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof), other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired by such Interested Shareholder (or such Affiliate) from the Corporation or a Subsidiary; or

(4)  the adoption of any plan or proposal for the liquidation  or dissolution  of the Corporation proposed by or on  behalf  of  an
Interested   Shareholder  or  any  Affiliate  of  any  Interested
Shareholder; or

(5) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

(b) The provision of (a) of this Article 11 shall not be applicable to any Business Combination in respect of which all of the conditions specified in either of the following paragraphs A and B are met, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of the Certificate of Incorporation:

(A) Such Business Combination shall have been approved by a majority of the Disinterested Directors, which term, in this Article, refers to the Disinterested Director if there is only one;

(B) Each of the six conditions specified in the following clauses
(1) through (6) shall have been met:

(1) the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination (the "Consummation Date" of any consideration other than cash to be received by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following: (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder (x) within the two year period immediately  prior  to  the  Announcement  Date  or  (y)  in  the transaction in which it became an Interested Shareholder, whichever is higher (adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split, stock dividend or other adjustment in the number of outstanding shares of Common Stock between the date of acquisition by the Interested Shareholder and the Consummation
Date); or (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the Determination
Date), whichever is higher; and

(2) the aggregate amount of the cash and the Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of shares of any other class or series of Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (B)(2) shall be required to be met with respect to every class and series of such outstanding Voting Stock, whether or not the Interested Shareholder beneficially owns any shares of a particular class or series of Voting Stock): (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder (x) within the two-year period immediately prior to the Announcement Date or
(y) in the transaction in which it became an Interested Shareholder, whichever is higher; (ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and (iii) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or the Determination Date, whichever is higher; and

(3) the consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the
Interested Share holder and if the Interested Shareholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall be either cash or the form used to acquire beneficially the largest number of shares of such class or series of Voting Stock beneficially acquired by it prior to the Announcement Date; and

(4) after such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business
Combination: (i) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefore the full amount of any dividends (whether or not cumulative) payable on any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation; (ii) there shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (y) an increase in such annual rate of dividends (as necessary to prevent any such reduction ) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate was approved by a majority of the Disinterested Directors; and (iii) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Shareholder; and

(5) after such Interested Shareholder has become an Interested Shareholder such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

(6) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1984 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

(c) For the purposes of this Article 11:

(A) A "person" shall mean any individual, firm, corporation or other entity.

(B) "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary and except as provided below) who or which: (1) is the beneficial owner, directly or indirectly, of more than 20 percent of the combined voting power of the then outstanding shares of Voting Stock; or (2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question, except as provided below, was the beneficial owner, directly or indirectly, of 20 percent or more of the combined voting power of the then outstanding shares of Voting Stock; or (3) is an assignee of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question, except as provided below, beneficially owned by any Interested Shareholder, if such assignment shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933. Notwithstanding the above, a person who or which would otherwise be an Interested Shareholder within the meaning of subparagraphs
(1), (2), or (3) of this paragraph (B), shall not be deemed to be an Interested Shareholder if that person was the beneficial owner of 10 percent or more of the combined voting power of the then outstanding shares of voting stock on the effective date of this
Article 11.

(C)  A  person shall be a "beneficial owner" of any Voting Stock:
(1) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (2) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or
(b) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or (3) which are beneficially owned, directly or indirectly, by an other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

(D) For the purposes of determining whether a person is an Interested Shareholder pursuant to (c)(B) of this Article 11, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of (c)(C) of this Article but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(E) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General
Rules and Regulations under the Securities Exchange Act of 1984, as in effect on February 1, 1986.

(F) "subsidiary" means any corporation of which more than 50 percent of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation or by a Subsidiary or by the Corporation and one or more Subsidiaries; provided, however, that for the purpose of the definition of Interested Shareholder set forth in (c)(B) of this
Article 11, the term "Subsidiary" shall mean only a corporation of which a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

(G) "Disinterested Director" means any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became and Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Shareholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

(H) "Fair Market Value" means: (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1984 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect, to a share of such stock during the 30-day period preceding the date in question as quoted by the National Association of Securities Dealers. Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (2) in the case of stock of any class or series which is not traded on any United States registered securities exchange nor in the over the counter market or in the case of property other than cash or stock the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith. The Fair Market Value of stock of any class of the Corporation shall be adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split, stock dividend or other adjustment in the number of shares outstanding between the date in question and the Consummation Date.

(I) In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in (b)(B)(1) and (2) of this Article 11 shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

(J)   "Announcement  Date"  means  the  date  of   first   public
announcement of the proposed Business Combination.

(K)  "Determination Date" means the date on which the  Interested
Shareholder became an Interested Shareholder.

(L)  "Substantial Part" means more than 10 percent  of  the  book value  of the total assets of the entity in question, as  of  the
end   of  its  most  recent  fiscal  year  ending  prior  to  the
Consummation Date.

(d) A majority of the Disinterested Directors of the Corporation shall have the right and power to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 11 including, without limitation (A) whether a person is an Interested Shareholder, (B) the number of shares of Voting Stock beneficially owned by any person (C) whether a person is an Affiliate or Associate of another person and (D) whether the requirements of (b) of this Article 11 have been met with respect to any Business Combination. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article 11.

(e) Nothing contained in this Article 11 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

(f) Notwithstanding anything contained in the Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the Voting Stock, voting together as a single class, shall be required to alter, amend, or repeal this Article 11 or to adopt any provision inconsistent herewith.

12. A director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that this Article 12 shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Corporation or its shareholders, or (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended after approval by the shareholders of this Article 12 to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director and/or officer of the Corporation, as the case may be, shall, without further corporate action, be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation or otherwise shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

13. Article 13 A director of the Corporation may not be removed without cause.

14.  Anything  in paragraphs 14A:9-2(4)(c), 14A:10-3(2),  14A:10-
11(1)(c), 14A:12-4(4) or elsewhere in the New Jersey Business Corporation Act (the "Act" to the contrary notwithstanding, the Corporation hereby adopts the majority voting requirement prescribed in paragraph 14A:5-11 of the Act as that which shall be required to authorize any action, other than the election of directors, that is to be taken by vote of the shareholders of the Corporation.

15. Series A 10% Cumulative Convertible Preferred Stock
A  series  of cumulative convertible preferred shares  designated
"Series  A  10%  Cumulative  Convertible  Preferred  Stock"   is
established. The Series A 10% Cumulative Convertible Preferred Stock shall have a par value of $.001 per share. When issued for a price in excess of that amount, the shares of Series A 10% Cumulative Convertible Preferred Stock shall be fully paid and nonassessable. The Series A 10% Cumulative Convertible Preferred Stock shall consist of 700,000 preferred shares, which the Board of Directors may increase only in connection with a stock split or decrease from time to time but not below the number of shares of Series A 10% Cumulative Convertible Preferred Stock then outstanding. On redemption, conversion, or other reacquisition of any of the Series A 10% Cumulative Convertible Preferred Stock, the reacquired shares shall be cancelled and shall become part of the authorized and unissued preferred stock but shall not be authorized and unissued Series A 10% Cumulative Convertible Preferred Stock. The rights, preferences, designations and limitations of the Series A 10% Cumulative Convertible Preferred Stock are as follows:

                            Priority

(a) The Series A 10% Cumulative Convertible Preferred Stock shall be senior to any other class or series of preferred shares in respect of (1) payment of dividends; (2) payment on dissolution, liquidation or winding up and (3) redemption, except for any class or series that the Board of Directors shall specifically state is on a parity with shares of the Series A 10% Cumulative Convertible Preferred Stock.

                 Dividend Rate and Payment Dates

(b) Holders of shares of Series A 10% Cumulative Convertible Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors at the rate of ten percent (10%) per annum of the amount paid for each share, and no more. Except for the first dividend, dividends shall be payable quarterly on the last day of March, June, September and December in each year for the quarterly period ending on that date. The first dividend shall be payable on June 30, 2005 and shall be the sum of the dividend payable for the quarter ended on that date and a dividend prorated at such annual rate for the period from the date of issue and March 31, 2005.

                 Priority and Cumulative Rights

(c) Dividends on the Series A 10% Cumulative Convertible Preferred Stock shall be cumulative from the date of issuance; provided, however, that accumulations of dividends shall not bear interest. In no event, so long as any shares of the Series A 10% Cumulative Convertible Preferred Stock are outstanding, shall the Corporation pay or declare any cash or property dividends, distribute any of its assets, or purchase or acquire for value any shares of the Corporation unless and until all dividends on the Series A 10% Cumulative Convertible Preferred Stock for all prior periods and for the then current quarterly period have been paid or have been declared and a sum sufficient for payment has been set apart. This subparagraph shall not prohibit the declaration and payment of any dividend on Common Stock payable in Common Stock.

     Preferences on Dissolution, Liquidation, or Winding Up

(d) On any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, before any payment or other distribution, whether in cash, property or otherwise, shall be made to the holders of any other shares of the Corporation, the holders of the Series A 10% Cumulative Convertible Preferred Stock shall be entitled to receive for each share of Series A 10% Cumulative Convertible Preferred Stock they hold the sum of $1.00 plus an amount equal to all unpaid dividends accrued to the date established for payment of the distribution, and no more. For the purpose of this Subparagraph
(d), dividends shall be deemed to accrue on a daily basis. The merger or consolidation of the Corporation into or with any other corporation, the merger of any other corporation into the Corporation, or the sale, lease, or conveyance of all or substantially all of the property or business of the Corporation shall not be deemed to be a dissolution, liquidation, or winding up for purposes of this Subparagraph (d). If, on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the assets of the Corporation are insufficient to permit full payment to the holders of the Series A 10% Cumulative Convertible Preferred Stock as provided in this Subparagraph, then the holders of the Series A 10% Cumulative Convertible Preferred Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

                           Redemption

(e) The Corporation shall not redeem or repurchase any other class or series of Preferred Stock or Common Stock unless and until all shares of the Series A 10% Cumulative Convertible Preferred Stock have been redeemed. Commencing on and after the second anniversary of their issuance, shares of Series A 10% Cumulative Convertible Preferred Stock may be redeemed at any time or periodically, in whole or in part, at the option of the Corporation by the vote of its Board of Directors. The shares of the Series A 10% Cumulative Convertible Preferred Stock shall be redeemed on the following conditions:

                        Redemption Price

(1) The redemption price shall be $1.00 per share plus any accrued and unpaid dividends to the redemption date. For the purpose of this Subparagraph, dividends shall be deemed to accrue on a daily basis.

                       Partial Redemption

(2) If the Corporation redeems less than all of the outstanding shares of Series A 10% Cumulative Convertible Preferred Stock, the redemption may be pro rata, by lot or in any equitable manner that the Board of Directors in its discretion shall determine.

                             Notice

(3) Written notice of redemption shall be given to each holder of record of the shares of Series A 10% Cumulative Convertible Preferred Stock to be redeemed. The notice of redemption shall be given by first class mail to each holder's address as it shall appear on the stock books of the Corporation. In addition, the Corporation may give notice by any other method or in any other fashion, including by telephone, facsimile, email or the like, as the Board of Directors shall deem necessary, appropriate, convenient or reasonable under the circumstances. Such notice of redemption shall be given at least thirty (30) days and not more than sixty (60) days before the date fixed for redemption. Each notice shall specify the shares of stock to be redeemed, the redemption price, the date fixed for redemption, the place for payment of the redemption price and for surrender of the certificate representing the shares to be redeemed, and, if less than all of the shares of the holder are to be redeemed, the number of the holder's shares to be redeemed. No defect in the notice nor any defect in the mailing of it shall alone affect the validity of the proceedings for redemption except as to any holder to whom the Corporation has failed to mail the notice.

                             Deposit

(4) On or before the date fixed for the redemption of any shares of Series A 10% Cumulative Convertible Preferred Stock, the Corporation shall deposit sums sufficient to redeem the shares in a trust fund or escrow account for the benefit of the respective holders of the shares. This deposit shall be made with one or more banks or trust companies, each having capital and surplus of at least $ 5,000,000 and doing business in any city in the United States in which the Corporation or any of its subsidiaries shall have an office or conduct operations, with any bank, trust company or other person, firm or entity in the United States duly appointed and acting as transfer agent for any shares of the capital stock the Corporation or with any other person, firm or entity the Board of Directors reasonably believes capable of assisting the Corporation in effecting the redemption (singly, a "depositary"). The deposit shall be accompanied by irrevocable instructions authorizing the depositary to (a) deliver in the Corporation's name, place and stead the notice of redemption, or to complete the delivery if previously commenced, and (b) pay on or after the date fixed for redemption to the holders of the shares being redeemed the redemption price of the shares on surrender of the certificates representing those shares. From and after the time of the deposit those shares shall be considered redeemed. The holders who are entitled to payment for the redemption of their shares shall be evidenced by a list certified by the President or Vice President and the Secretary or an Assistant Secretary of the Corporation. Dividends on the shares being redeemed shall cease to accrue after the date of redemption. The deposit shall constitute full payment of the redemption price to the holders of the shares being redeemed. Those shares shall no longer be considered outstanding, and the holders of them shall cease to be shareholders with respect to those shares. The holders of the shares being redeemed shall have no rights with respect to the shares except the right to receive from the depositary (or its successor) payment of the redemption price of the shares, without interest, on surrender of the certificates representing those shares. Funds deposited that are not required for redemption of the shares because of the conversion of those shares prior to the date fixed for conversion shall be returned to the Corporation. Funds deposited and unclaimed at the end of six years shall be repaid to the Corporation, and any holder of shares of Series A 10% Cumulative Convertible Preferred Stock called for redemption shall subsequently look only to the Corporation for payment.

               Certificates for Unredeemed Shares

(5)  If  less  than all of the shares of Series A 10%  Cumulative
Convertible Preferred Stock are redeemed, the Corporation shall issue one or more new certificates representing the unredeemed shares.

                         No Sinking Fund

(f)  The Corporation shall not be obligated to make payments into or  to  maintain any sinking fund for shares of the Series A  10%
Cumulative Convertible Preferred Stock.

                        Conversion Rights

(g) At any time after issuance and prior to the date fixed for their redemption, the holder of any shares of Series A 10% Cumulative Convertible Preferred Stock may convert the shares Series A 10% Cumulative Convertible Preferred Stock into shares of the Corporation's common stock. Shares of Series A 10% Cumulative Convertible Preferred Stock shall be convertible on the following terms:

              Conversion Ratio and Conversion Price

(1) On exercise of the option to convert, the holder shall be entitled to receive 2.2222 shares of Common Stock for each share of Series A 10% Cumulative Convertible Preferred Stock converted (the "Conversion Ratio"). The Conversion Ratio is intended to be the equivalent of a conversion exercise price of $.45 per share (the "Conversion Price")

                  Exercise of Conversion Rights

(2) The conversion rights may be exercised at any time from and after the date of issuance and prior to the close of business on the day fixed for redemption. The holder of the convertible shares shall exercise the option to convert by delivering a written notice electing to convert the shares to common shares and surrendering the share certificate or certificates for the shares of Series A 10% Cumulative Convertible Preferred Stock to be converted to the Corporation's office, the depositary or the office of the transfer agent for shares of the Corporation's common stock. The certificates surrendered shall be duly endorsed or assigned to the Corporation. Conversion of the shares shall be deemed effective immediately before the close of business on the date on which the shares are surrendered, which shall be the conversion date. On the conversion date, or as soon as practicable after that date, the Corporation shall deliver to the holder of the shares surrendered, or to another person designated by the holder in writing, a certificate for the number of full shares of Common Stock deliverable on the conversion as provided herein plus a certificate for any fractional share of Common Stock that is deliverable or an amount of cash instead of the fractional share as provided below.

                     Antidilution Provision

(3) The number of shares of Common Stock to be issued as provided in this Subparagraph shall be adjusted by appropriate amendment to account for any and all increases or reductions in the number of outstanding shares of Common Stock that may have accrued since the date of the first issuance of shares of the Series A 10% Cumulative Convertible Preferred Stock because of a split, share dividend, combination, reclassification, merger, consolidation, other capital change or reorganization or other transaction affecting the number of outstanding common shares. This adjustment shall be made to fairly and equitably preserve as far as reasonably possible the original conversion rights of the Series A 10% Cumulative Convertible Preferred Stock. If an adjustment is required, no notice of redemption shall be given until the amendment and adjustment has been accomplished. On payment of a dividend, any adjustment made pursuant to this subparagraph shall become effective immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive the dividend. In the case of a subdivision, combination, reclassification or other transaction an adjustment made pursuant to this subparagraph shall become effective immediately after the opening of business on the day following the day on which the respective action becomes effective. Any adjustment required by this subparagraph shall be made so that the holder of any share of Series A 10% Cumulative Convertible Preferred Stock subsequently surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that the holder would have owned or been entitled to receive after occurrence of the corporate action if the share of Series A 10% Cumulative Convertible Preferred Stock had been converted immediately before the occurrence of the corporate action.

                        Fractional Shares

(4) The Corporation may, but shall not be required to, deliver fractional shares of Common Stock on conversion of shares of the Series A 10% Cumulative Convertible Preferred Stock. Instead of any fractional share of Common Stock that would otherwise be deliverable on conversion, the Corporation may pay an amount in cash equal to the current market value of the fractional share, computed on the basis of the market price on the last business day before the conversion date, as defined above. For purposes of this Subparagraph, the "market price" on any business day shall be the closing bid price for each share of Common Stock in the over-the counter market as furnished by a member of the National Association of Securities Dealers selected from time to time by the Corporation for that purpose or, if the shares of Common Stock are listed or admitted to trading on any national securities exchange, the reported closing price for each share of Common Stock on that exchange.

           Reservation of Common Shares for Conversion

(5) The Corporation shall at all times reserve and keep available from its authorized but unissued common shares solely for effecting conversion of its Series A 10% Cumulative Convertible Preferred Stock the full number of shares of Common Stock deliverable on conversion of all Series A 10% Cumulative Convertible Preferred Stock.

               Merger or Sale of Corporate Assets

(6)  On  any  capital  reorganization,  reclassification  of  the shares, consolidation, merger, or sale or conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series A 10% Cumulative Convertible Preferred Stock shall be convertible into the number of shares or other securities or property to which the number of shares of Common Stock that would have been deliverable on conversion of the shares of Series A 10% Cumulative Convertible Preferred Stock immediately before the corporate action, would be entitled. Appropriate adjustment, as determined by the Board of Directors, shall be made with respect to the subsequent rights and interests of the holders of the shares of Series A 10% Cumulative Convertible Preferred Stock so that all provisions of this Subparagraph shall remain applicable as much as is practicable in relation to any shares or other property subsequently deliverable on conversion of the shares of Series A 10% Cumulative Convertible Preferred Stock.

           Further Adjustments to the Conversion Ratio

(7) The Conversion Ratio shall be further adjusted periodically as follows: If any shares of Series A 10% Cumulative Convertible Preferred Stock are outstanding and the Corporation issues securities (including evidences of indebtedness) or rights, options or warrants (excluding up to a maximum of 5% of the Corporation's outstanding shares if issued under the Corporation's Employee Stock Purchase Plan or 1999 Stock Incentive Plan) that entitle the holder(s) thereof to convert into, exchange for or purchase shares of Common Stock at a price that is less than the Conversion Price in effect on the date of issuance of such securities, rights, options or warrants, the Conversion Ratio in effect shall be adjusted as of the day of such issuance as follows. The Conversion Ratio in effect on the date of issuance of such securities, rights, options or warrants shall be multiplied by a fraction the numerator of which shall be the product of multiplying (i) the sum of the number of shares of Common Stock outstanding on that issuance date and the number of shares issuable on exercise of all then outstanding shares of Series A 10% Cumulative Convertible Preferred Stock by (ii) the Conversion Price in effect on that date and the denominator of which shall be the sum of (i) multiplying the number of shares of Common Stock outstanding on that issuance date by the Conversion Price in effect on that date and (ii) multiplying the number of shares issuable on exercise of the securities, rights, options or warrants so issued by the conversion, exchange or purchase price applicable to such securities, rights, options or warrants. To the extent that the securities, rights, options or warrants are not converted, exchanged or exercised before they expire, the Conversion Ratio shall be readjusted as of the close of business on the applicable expiration date to the Conversion Ratio that would then be in effect based on the number of shares of Common Stock actually delivered on conversion, exchange or exercise of the securities, rights, options or warrants. Anything herein to the contrary notwithstanding, the Board of Directors of the Corporation shall be authorized to make such interpretations of or adjustments to the foregoing as the Board of Directors shall in good faith determine to be necessary or desirable to give effect to the foregoing.

No Adjustment When Same Action Taken for Series A 10% Cumulative
                   Convertible Preferred Stock

(8) No adjustment in the Conversion Ratio for shares of Series A 10% Cumulative Convertible Preferred Stock shall be made if, at the same time that the Corporation takes an action that would otherwise require adjustment under this subparagraph (g), the Corporation takes the same action with respect to the shares of Series A 10% Cumulative Convertible Preferred Stock in the same proportion as if each share of Series A 10% Cumulative Convertible Preferred Stock had been converted (i) at the then applicable Conversion Ratio immediately before the date of such action or (ii) immediately before the occurrence of the subdivision, combination, or reclassification.

                  Adjustments Only as Provided

(9) Except as otherwise provided herein, no adjustment in the Conversion Ratio shall be made because of the issuance of shares of Common Stock, the issuance of any securities convertible into or exchangeable for shares of Common Stock, the issuance of any securities carrying the right to purchase any shares of Common Stock or securities convertible into or exchangeable for those shares, or any other reason.

                       Minimum Adjustment

(10) No adjustment in the Conversion Ratio shall be required unless the adjustment requires an increase or decrease of at least one percent (1%) of the Conversion Ratio. However, any adjustments that are not required to be made because of the preceding sentence shall be carried forward and taken into account in any subsequent adjustment. All calculations relating to fractional shares made pursuant to this subparagraph (g) shall be made to the nearest hundredth of a share.

           Statements and Notification of Adjustments

(11) As soon as possible after the Conversion Ratio is adjusted, the Corporation shall maintain at its office and shall file with its transfer agent for shares of its Common Stock a statement, signed by the President and the Secretary or Assistant Secretary of the Corporation, detailing the facts requiring the adjustment and specifying the Conversion Ratio after the adjustment. The transfer agent shall be under no duty or responsibility concerning the statement except to exhibit it to any holder of shares of Series A 10% Cumulative Convertible Preferred Stock desiring to inspect it. In addition, for adjustments made while any shares of Series A 10% Cumulative Convertible Preferred Stock are outstanding, the Corporation shall state that an adjustment has been made and shall give the adjusted Conversion Ratio in the next annual report to the shareholders. The annual report shall be mailed to all holders of record of Series A 10% Cumulative Convertible Preferred Stock on the record date used for mailing the annual report to holders of shares of Common Stock.

           Notice of Corporate Action and Record Date

(12) In addition to any other notice required herein, the Corporation shall cause to be mailed to the transfer agent for shares of the Common Stock and to the holders of record of the outstanding shares of Series A 10% Cumulative Convertible Preferred Stock, a notice of the taking of a record if the Corporation takes a record of the holders of its Common Stock for the following purposes: (i) to entitle them to receive a dividend or any other distribution payable other than in cash out of current or retained earnings; (ii) to entitle them to subscribe for or purchase shares of any class or receive any other rights;
(iii) to effect any merger, consolidation, or reorganization of the Corporation; (iv) to reclassify its shares other than by subdivision, combination, or alteration of the par value of the shares of Common Stock outstanding; (v) to transfer all or substantially all of its assets; or (vi) to take any other action that would require an adjustment to the conversion ration under this subparagraph (g). The notice shall state the date on which the record is to be taken, the purpose for which the record is taken, the date on which the respective corporate action is to be effective, and fix the date by which holders of record of the shares of Common Stock shall be entitled to exchange their shares for securities or other property deliverable on the occurrence of the respective corporate action. The notice shall be mailed at least thirty (30) days before any of the dates that are required to be specified in the notice. The Corporation shall additionally mail a notice of all shareholder meetings and any accompanying proxy statement to the holders of Series A 10% Cumulative Convertible Preferred Stock at the same time the notice and proxy statement is mailed to the holders of Common Stock. If any action is taken by means of consent, notice of that action by consent shall be sent to the holders of Series A 10% Cumulative Convertible Preferred Stock at least thirty (30) days before the effective date of the consent. Failure to give or receive any notice required by this subparagraph, or any defect in a notice, shall not affect the legality or validity of the corporate action. However, the failure or defect shall not affect the rights of the holders of Series A 10% Cumulative Convertible Preferred Stock to obtain an appropriate remedy to account for the failure or defect.

                          Voting Rights

(h)  The holders of Series A 10% Cumulative Convertible Preferred
Stock shall have no voting rights except as otherwise may be required by the New Jersey Business Corporation Act.

                    One Vote and Class Voting

(i) On any matter on which the holders of the shares of the Series A 10% Cumulative Convertible Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held. The holders of the shares of the Series A 10% Cumulative Convertible Preferred Stock shall vote only as a separate class; their votes shall not be counted together with those of the holders of any other class or series of shares of the Corporation.

16. The effective date of this Certificate shall be May 5, 2005.

Dated this 6th day of May, 2005.

                              DYNASIL CORPORATION OF AMERICA

                              By
                              Name: Craig T. Dunham
                              Title: President
            CERTIFICATE REQUIRED TO BE FILED WITH THE
              RESTATED CERTIFICATE of INCORPORATION

Pursuant to N.J.S.A.14A:9-5 (5), the undersigned corporation hereby executes the following certificate:

1. Name of Corporation: DYNASIL CORPORATION OF AMERICA

2. Restated Certificate of Incorporation was adopted on the 26th day of April, 2005.

3. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

Dated this 6th day of May, 2005.

                              DYNASIL CORPORATION OF AMERICA

                              By /s/ Craig T. Dunham
                              Name: Craig T. Dunham
                              Title: President